March 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
U.S.A., 20549

Ladies and Gentlemen:

Re:	Imperial Oil Limited Out File: 32.19.05

     On behalf of Imperial Oil Limited (the “Company”), enclosed for filing pursuant to Rule 424(c) under the Securities Act of 1933 is a copy of an Offering Circular Supplement dated March 15, 2004 to the Company’s Offering Circular dated July 15, 1991.

Yours truly,

/s/ Morris Dunko

/mmh	Morris G. Dunko
Enclosure

cc: John Zych

Offering Circular Supplement dated March 15, 2004
to Offering Circular dated July 15, 1991

     Reference is made to the second paragraph under the caption “Experts” on page 8 of the Offering Circular. Such paragraph is hereby revised to read as follows:

The statements and opinions as to reserves under “Item 8. Financial Statements and Supplementary Data” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference have been so incorporated in reliance upon the authority of Mr. E.L. (Eddie) Lui, Vice-President, Oilsands Development and Research of a wholly-owned subsidiary of the Company, as expert.